Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2023, in the Post-Effective Amendment No.1 to the Registration Statement (Form S-1 No. 333-266683) and related Prospectus of ProKidney Corp. for the registration of 239,448,300 shares of its Class A ordinary shares.

/s/ Ernst & Young LLP

Ernst & Young LLP

Raleigh, North Carolina

April 17, 2023